UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 18, 2008
LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 McKinney Avenue, Suite 1515, Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 382-3630
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.
Acquisition of Lighting Partner B.V.
On April 22, 2008, Lighting Science Coöperatief U.A. (the “Purchaser”), a cooperative incorporated under the laws of the Netherlands and wholly-owned subsidiary of Lighting Science Group Corporation, a Delaware corporation (the “Company”), entered into a definitive Share Purchase Agreement (the “Purchase Agreement”) with the Company, as Guarantor, C. van de Vrie Holding B.V., a private company with limited liability incorporated under the laws of the Netherlands (“C Holding”), W. van de Vrie Holding B.V., a private company with limited liability incorporated under the laws of the Netherlands (“W Holding”), R.Q. van de Vrie Holding B.V., a private company with limited liability incorporated under the laws of the Netherlands (“RQ Holding”), Q. van de Vrie Jr. Holding B.V., a private company with limited liability incorporated under the laws of the Netherlands (“Q Holding”), Y.B. van de Vrie Holding B.V., a private company with limited liability incorporated under the laws of the Netherlands (“YB Holding” and together with C Holding, W Holding, RQ Holding and Q Holding, the “Sellers”), Mr. C. van de Vrie, an individual residing in the Netherlands, Mr. W. van de Vrie, an individual residing in the Netherlands, Mr. R. Q. van de Vrie, an individual residing in the Netherlands, Mr. Q. van de Vrie, an individual residing in the Netherlands, Mr. Y.B. Borghart van de Vrie, an individual residing in the Netherlands (collectively the individuals, the “Shareholders”) and Lighting Partner B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Target”), pursuant to which the Purchaser acquired all of the outstanding capital shares of the Target (the “Acquisition”) from the Sellers for a combination of $5,000,000 in cash paid by the Purchaser and guaranteed by the Company and 4,632,000 shares (the “Consideration Shares”) of common stock of the Company, par value $0.001 per share (the “Company Common Stock”).
Pursuant to the terms of the Purchase Agreement and subject to the conditions thereof, each Seller received its pro rata portion of $5,000,000 and 4,632,000 shares of the Company Common Stock (representing approximately 16% and 13% of the actual and fully-diluted shares of the Company Common Stock outstanding respectively) based on the number of capital shares of the Target held by such Seller on the closing date of the Acquisition, subject to the holdback described below. As a result, the Target became an indirect wholly-owned subsidiary of the Company.
For a period of one year following the closing of the Acquisition, each Seller is prohibited from offering, selling, contracting to sell, pledging, granting any option to purchase, making any short sale, or otherwise disposing of 75% of the Consideration Shares; provided, however, that if LED Holdings LLC (“LED Holdings”) registers for sale any of its shares of the Company Common Stock, the Sellers may register for sale (pursuant to the piggyback registration rights described below) and sell a proportionate percentage of the Consideration Shares.
Further, in order to satisfy any indemnification obligations under the Purchase Agreement, 1,120,000 of the Consideration Shares will be heldback by the Company for a period of two years from the closing date. Any indemnification that the Company may be entitled to will be subject to the limitations set forth in the Purchase Agreement.
In connection with the Acquisition, the Company assumed expenses of approximately $1,200,000 incurred due to the change of control of the Target, which includes bonus payments over the course of five years from the closing date of the Acquisition of $700,000 to Mr. Van Hanegen and $350,000 to Mr. de Jorge, as set forth in their respective contracts with the Target.

The Sellers, the Shareholders and certain employees of the Target entered into certain employment and non-competition agreements with the Company and the Target, effective as of the closing of the Acquisition.
A copy of the Purchase Agreement is filed as Exhibit 2.1 to this current report on Form 8-K and is incorporated herein by reference. You are encouraged to read the Purchase Agreement for a more complete understanding of the Acquisition. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.
Additionally, on April 22, 2008, the Company, Sellers and LED Holdings entered into an Amended and Restated Registration Rights Agreement (the “Amended Registration Rights Agreement”) whereby the Sellers have certain piggyback registration rights with respect to the shares of Company Common Stock issued to the Sellers in the Acquisition. A copy of the Amended Registration Rights Agreement is filed as Exhibit 4.1 to this current report on Form 8-K and is incorporated herein by reference. You are encouraged to read the Amended Registration Rights Agreement for a more complete understanding of the Sellers’ piggyback registration rights. The foregoing description of the Amended Registration Rights Agreement is qualified in its entirety by reference to the full text of the Amended Registration Rights Agreement.
In order to facilitate the closing of the Acquisition, the Company entered into a secured bridge loan with the Bank of Texas, N.A. on April 18, 2008 whereby the Bank of Texas loaned $4,000,000 at an interest rate of 5.25% per annum to the Company due May 1, 2008 and secured by the Company’s deposits with the Bank of Texas. This loan was repaid in full on April 24, 2008.
In connection with the Acquisition, on April 21, 2008, the Company entered into an Engagement Agreement (the “Engagement Agreement”) with Pegasus Capital Advisors IV, L.P. (“Pegasus”), the parent of LED Holdings which is the Company’s largest stockholder, whereby Pegasus, through its operating partners, agreed to assist the Company in its due diligence of the Target and in the completion of the Acquisition for a total fee of $400,000. A copy of the Engagement Agreement is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. You are encouraged to read the Engagement Agreement for a more complete understanding of Pegasus’ rights and obligations. The foregoing description of the Engagement Agreement is qualified in its entirety by reference to the full text of the Engagement Agreement.
Section 2 — Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.
Pursuant to the Purchase Agreement, on April 22, 2008, the Company through the Purchaser acquired the Target, a manufacturer providing a broad range of LED and HID lighting solutions for residential, commercial, and retail applications based in the Netherlands. The Company paid $5,000,000 in cash and issued 4,632,000 shares of Company Common Stock to the Sellers for 100% of the issued and outstanding capital shares of the Target, making the Target an indirect wholly-owned subsidiary of the Company.

In connection with the Acquisition, the Company sold 2,083,333 shares of Company Common Stock to LED Holdings, holder of approximately 70% of the outstanding Company Common Stock prior to the Acquisition, for proceeds of $10,000,000 pursuant to a Stock Subscription Agreement dated April 22, 2008, by and among the Company, LED Holdings and PP IV LED LLC. The proceeds were used to fund the amount of the cash payment to the Sellers, to pay the Company’s costs and bridge financing (described above) repayment related to the Acquisition and for working capital purposes. The Company Common Stock was issued to LED Holdings at an effective price per share of $4.80 under a pre-existing “follow-on” investment option it acquired through the Company’s acquisition of LED Holdings’ business and net assets in October 2007. LED Holdings’ follow-on investment option entitled LED Holdings to purchase up to $10,000,000 in shares of Company Common Stock at a 15% discount from the average closing price of the Company Common Stock (as reported on the OTC Bulletin Board) for the thirty (30) consecutive trading days immediately prior to the purchase; however, the Company and LED Holdings agreed to decrease such discount from 15% to approximately 5% from the average closing price of the Company Common Stock (as reported on the OTC Bulletin Board) for the thirty (30) consecutive trading days immediately prior to the purchase, which is reflected in the effective price per share. A copy of the Stock Subscription Agreement is filed as Exhibit 4.2 to this current report on Form 8-K and is incorporated herein by reference. You are encouraged to read the Stock Subscription Agreement for a more complete understanding of the Company’s and LED Holdings’ rights and obligations. The foregoing description of the Stock Subscription Agreement is qualified in its entirety by reference to the full text of the Stock Subscription Agreement.
Also, in conjunction with the closing of the Acquisition, the Company entered into a $4,000,000 bridge loan on April 18, 2008 with the Bank of Texas, N.A. at an interest rate of 5.25% per annum secured by the Company’s deposits at Bank of Texas due May 1, 2008. This loan was repaid in full on April 24, 2008.

Item 3.02.	Unregistered Sales of Equity Securities.
See Items 1.01 and 2.01. The information in Items 1.01 and 2.01 of this report are incorporated in this Item 3.02 by reference.
The issuances of Company Common Stock to LED Holdings and the Sellers were conducted without general solicitation or advertising in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act. Each of the Sellers and LED Holdings were “accredited investors” as defined in Rule 501 of Regulation D and confirmed that the Company Common Stock was acquired for investment purposes and not with a view to resale or distribution.
Section 8 — Other Events

Item 8.01.	Other Events.
Acquisition of Lighting Partner B.V.
On April 22, 2008, the Company issued a press release in which it announced that it had entered into the Purchase Agreement and consummated the Acquisition. A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements.
In accordance with paragraph 9.01(a)(4) of the Instructions to Form 8-K, the Company will file an amendment to this current report on Form 8-K containing the audited financial statements required in Item 9.01(a) within the required 71 calendar days from the date that the initial report on Form 8-K was required to be filed in connection with the Acquisition.
(b) Pro Forma Financial Information.
In accordance with paragraph 9.01(b)(2) of the Instructions to Form 8-K, the Company will file an amendment to this current report on Form 8-K containing the pro forma financial information required in Item 9.01(b) within the required 71 calendar days from the date that the initial report on Form 8-K was required to be filed in connection with the Acquisition.
(d) Exhibits
2.1 Share Purchase Agreement, dated April 22, 2008, by and among Lighting Science Coöperatief U.A., Lighting Science Group Corporation, C. van de Vrie Holding B.V., W. van de Vrie Holding B.V., R.Q. van de Vrie Holding B.V., Q. van de Vrie Jr. Holding B.V., Y.B. van de Vrie Holding B.V. and Lighting Partner B.V. (certain schedules and exhibits have been omitted and the Company agrees to furnish to the Commission supplementally a copy of any omitted schedules and exhibits upon request).
4.1 Amended and Restated Registration Rights Agreement, dated April 22, 2008, by and among Lighting Science Group Corporation, C. van de Vrie Holding B.V., W. van de Vrie Holding B.V., R.Q. van de Vrie Holding B.V. and Q. van de Vrie Jr. Holding B.V., Y.B. van de Vrie Holding B.V. and LED Holdings, LLC.
4.2 Stock Subscription Agreement, dated April 22, 2008, by and among, Lighting Science Group Corporation, LED Holdings, LLC and PP IV LED LLC.
10.1 Engagement Agreement, dated April 21, 2008, by and between Lighting Science Group Corporation and Pegasus Capital Advisors IV, L.P.
99.1 Press Release, issued April 22, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION
Date: April 24, 2008	By:	/s/ Govi Rao
		Name:	Govi Rao
		Title:	Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit

2.1	Share Purchase Agreement, dated April 22, 2008, by and among Lighting Science Coöperatief U.A., Lighting Science Group Corporation, C. van de Vrie Holding B.V., W. van de Vrie Holding B.V., R.Q. van de Vrie Holding B.V., Q. van de Vrie Jr. Holding B.V., Y.B. van de Vrie Holding B.V. and Lighting Partner B.V. (certain schedules and exhibits have been omitted and the Company agrees to furnish to the Commission supplementally a copy of any omitted schedules and exhibits upon request).

4.1	Amended and Restated Registration Rights Agreement, dated April 22, 2008, by and among Lighting Science Group Corporation, C. van de Vrie Holding B.V., W. van de Vrie Holding B.V., R.Q. van de Vrie Holding B.V. and Q. van de Vrie Jr. Holding B.V., Y.B. van de Vrie Holding B.V. and LED Holdings, LLC.

4.2	Stock Subscription Agreement, dated April 22, 2008, by and among, Lighting Science Group Corporation, LED Holdings, LLC and PP IV LED LLC.

10.1	Engagement Agreement, dated April 21, 2008, by and between Lighting Science Group Corporation and Pegasus Capital Advisors IV, L.P.

99.1	Press release, issued April 22, 2008.